NUTEX HEALTH to present at the 41st Annual J.P. Morgan Healthcare conference

HOUSTON, TX − (PRNewswire) – DECEMBER 21, 2022 – Nutex Health Inc. (“Nutex Health” or the “Company”) (NASDAQ: NUTX), a physician-led, technology-enabled integrated healthcare delivery system comprised of 21 state-of-the-art micro hospitals in 8 states and primary care-centric, risk-bearing physician networks, today announced that Tom Vo, M.D., MBA (CEO and Chairman), Warren Hosseinion, M.D. (President) and Jon Bates (CFO) are scheduled to present at the 41st Annual J.P. Morgan Healthcare Conference in San Francisco, California on Thursday, January 12, 2023.

41st Annual J.P. Morgan Healthcare Conference (January 9-12, 2023)

Presentation Date/Time:	January 12, 2023 at 7:30am PST/10:30am EST
Venute:	Elizabethan Room C
Westin St. Francis Hotel
335 Powell St.
San Francisco, CA 94102

The management team will also host 1x1 meetings with institutional investors and equity analysts during the week. The Company’s investor presentation has been provided in a Current Report on Form 8-K which has been filed with the Securities & Exchange Commission (“SEC”) and available at www.sec.gov and https://www.nutexhealth.com/investor-presentations.

About Nutex Health Inc.

Headquartered in Houston, Texas and founded in 2011, Nutex Health Inc. (NASDAQ: NUTX) is a healthcare management and operations company with two divisions: a Hospital Division and a Population Health Management Division.

The Hospital Division owns, develops, and operates innovative health care models, including micro-hospitals, specialty hospitals, and hospital outpatient departments (HOPDs). This division owns and operates 21 facilities in 8 states.

The Population Health Management division owns and operates provider networks such as Independent Physician Associations (IPAs). Through our Management Services Organization (MSO), we provide management, administrative and other support services to our affiliated hospitals and physician groups. Our cloud-based proprietary technology platform aggregates clinical and claims data across multiple settings, information systems and sources to create a holistic view of patients and providers, allowing us to deliver greater quality care more efficiently.

Forward-Looking Statements

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. When used in this press release, the words or phrases “will”, "will likely result," "expected to," "will continue," "anticipated," "estimate," "projected," "intend," “goal,” or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, many of which are beyond the control of the Company. Such uncertainties and risks include, but are not limited to, our ability to successfully execute our growth strategy, changes in laws or regulations, including the interim final and final rules implemented under the No Surprises Act , economic conditions, dependence on management, dilution to stockholders, lack of capital, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth and demand for products and services of the Company, newly developing technologies, the Company’s ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition and the ability of the Company to obtain future financing. An extensive list of factors that can affect future results are discussed in the Current Report on Form 10-Q for the period ended September 30, 2022 under the heading “Risk Factors” in Part I, Item IA thereof, and other documents filed from time to time with the Securities and Exchange Commission. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release.

FOR ADDITIONAL INFORMATION:

Nutex Health, Inc.

Vivian Sanders – Investor Relations

investors@nutexhealth.com

Jennifer Smith Rodriguez – Media Contact

jsmith@nutexhealth.com